                                                                    Exhibit 99.3

                               Ford Motor Company

                2002 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2002 Planned
                                               ------------------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports
-------------------------------------

Car                                              365

Truck                                            615
                                               -----         -----         -----           -----       -----
   North American Production                     980

Mexican Domestic Units                       Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       50
                                               ------       ------         -----           -----       -----

   Total North America (Incl. Imports)         1,030


Overseas Vehicle Unit Sales                      670
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,700
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                          0
                  - Quarter                      (28)
                  - Year                         (98)

                  Percentage:
                  - Issue                          0
                  - Quarter                      (3)%
                  - Year                         (9)%

   Overseas
                  Units:
                  - Issue                          0
                  - Quarter                        1
                  - Year                         (29)

                  Percentage:
                  - Issue                          0%
                  - Quarter                        0%
                  - Year                         (4)%

   Worldwide
                  Units:
                  - Issue                          0
                  - Quarter                      (27)
                  - Year                        (127)

                  Percentage:
                  - Issue
                  - Quarter                      (2)%
                  - Year                         (7)%

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                                                              Investor Relations
                                                                         12/3/01